Exhibit 99.1
Zillow, Opendoor announce multi-year partnership
Home sellers visiting Zillow will be able to request an Opendoor offer
SEATTLE and SAN FRANCISCO, August 4, 2022 - Zillow, Inc. (Nasdaq: Z and ZG) and Opendoor Technologies Inc. (Nasdaq: OPEN) have announced a multi-year partnership that combines two category leaders to transform how people start their move. The partnership will allow home sellers on the Zillow platform to seamlessly request an Opendoor offer to sell their home.
Selling a home can be full of uncertainty for many consumers who would rather focus on their next chapter than on the stresses of moving. Potential sellers on Zillow apps and sites may request and view an offer directly from Opendoor and easily compare it to an open-market sale using a real estate agent. Opendoor offers will be available on Zillow, and customers will be able to use the service as a standalone offering or package it with other Zillow home shopping services such as financing, closing and agent selection. Additionally, Zillow customers will be able to work with a licensed Zillow advisor who will serve as a helpful guide in understanding these options.
“Zillow is the most visited brand in online real estate. As we bring the housing super app to life, we're empowering our millions of visitors to understand all their options and transact in the way that best meets their housing needs,” said Zillow Chief Operating Officer, Jeremy Wacksman. “We know choice is important for customers and they can make the best decision when they see all of their selling options up front — including selling on the open market with a Zillow Premier Agent partner and getting a cash offer from Opendoor. This exclusive partnership will pair Zillow’s audience and brand power with Opendoor’s selling solution in one easy place, so customers can evaluate their selling options and easily package it with other Zillow services to buy and finance their next home.”
“At Opendoor, we’re working to turn what is often viewed as one of life’s most stressful moments — the home move — into an e-commerce experience that’s simple, certain and fast. By bringing together Zillow’s market-leading audience and Opendoor’s e-commerce platform, more consumers will have the option to sell to Opendoor and save themselves the stress and uncertainty of a traditional sale process,” said Opendoor President Andrew Low Ah Kee. “For parents looking to upsize, a young professional moving for a new job, and millions of others who regularly use Zillow to explore their home selling options, we will provide them with the ability to move with a tap of a button.”
Zillow and Opendoor are working together to launch this new product experience with the goal of serving shared customers nationwide in the coming months and years.
About Zillow Group
Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make it easier to unlock life’s next chapter. As the most visited real estate website in the United States, Zillow® and its affiliates offer customers an on-demand experience for selling, buying, renting or financing with transparency and ease.
Zillow Group’s affiliates and subsidiaries include Zillow®, Zillow Premier Agent®, Zillow Home Loans™, Zillow Closing Services™, Trulia®, Out East®, ShowingTime®, Bridge Interactive®, dotloop®, StreetEasy® and HotPads®. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org).

About Opendoor
Opendoor’s mission is to power life’s progress, one move at a time. Since 2014, Opendoor has provided people across the U.S. with a simple way to buy and sell a home. Opendoor currently operates in a growing number of markets nationwide.
For more information, please visit www.opendoor.com.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding Zillow’s and Opendoor’s respective business strategy and plans, market opportunity and expansion and objectives of management for future operations. These forward-looking statements generally are identified by the words “can”, “goal”, “may”, “potential”, “will”, or “would”, the negative of these words, or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to each of Zillow’s and Opendoor’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; the impact of the regulatory environment and complexities with compliance related to such environment; various factors relating to Zillow’s and Opendoor’s respective business, operations and financial performance, including, but not limited to, the impact and duration of the COVID-19 pandemic; the ability to respond to general economic conditions and the health of the U.S. residential real estate industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in each of Zillow’s and Opendoor’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as updated by other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and neither Zillow nor Opendoor assume any obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Zillow nor Opendoor give any assurance that they will achieve their respective expectations.